EXHIBIT 21
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                              LIST OF SUBSIDIARIES
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ASTEX CPI, Inc.
ETO, Inc.
Newton Engineering Service, Inc.
Applied Science and Technology, GmbH
ASTEX/Gerling Laboratories, Inc.